December 12, 2018


First Trust Exchange-Traded Fund VIII
120 East Liberty Drive
Wheaton, Illinois 60187

Re: 12b-1 Plan Extension Letter for First Trust Exchange-Traded Fund VIII (the "Trust")

Ladies and Gentlemen:

      It is hereby acknowledged that First Trust Portfolios L.P. serves as the distributor of the shares of each series of the above-referenced Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), comprised of various exchange-traded funds (each, a "Fund," and, collectively, the "Funds") set forth on Exhibit A attached hereto, which may be amended from time to time.

      It is further acknowledged that the Trust has adopted a Distribution and Service Plan (the "Plan") pursuant to Rule l2b-1 under the 1940 Act with respect to the shares of beneficial interest ("Shares") of the Funds. Pursuant to the Plan, each Fund may bear a fee not to exceed 0.25% per annum of such Fund's average daily net assets.

      The purpose of this letter agreement is to agree and acknowledge that the Funds shall not pay, and we shall not collect, any fees pursuant to the Plan any time before the date set forth on Exhibit A attached hereto for each Fund.

                                        Very Truly Yours,

                                        FIRST TRUST PORTFOLIOS L.P.


                                        /s/ James M. Dykas
                                        ----------------------------------------
                                        James M. Dykas, Chief Financial Officer,
                                        Chief Operating Officer
AGREED AND ACKNOWLEDGED:
=======================

First Trust Exchange-Traded Fund VIII


/s/ Donald P. Swade
-------------------------------------
Donald Swade, Treasurer, Chief Financial Officer
and Chief Accounting Officer


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                                   EXHIBIT A

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FUNDS                                                       DATES
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FIRST TRUST EXCHANGE TRADED FUND VIII
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First Trust CEF Income Opportunity ETF                      12/31/2019
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First Trust Municipal CEF Income Opportunity ETF            12/31/2019
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First Trust TCW Opportunistic Fixed Income ETF              12/31/2019
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EquityCompass Risk Manager ETF                              12/31/2019
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EquityCompass Tactical Risk Manager ETF                     12/31/2019
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First Trust TCW Unconstrained Plus Bond ETF                 06/05/2020
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First Trust Low Duration Strategic Focus ETF                12/20/2020
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